Exhibit 4.3

EXECUTION VERSION

STANLEY BLACK & DECKER, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

AND

THE BLACK AND DECKER CORPORATION

as Guarantor

FIFTH SUPPLEMENTAL INDENTURE

to the

INDENTURE

dated as of November 1, 2002

Dated as of November 6, 2012

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 6, 2012, is among STANLEY BLACK & DECKER, INC. (formerly known as The Stanley Works), a Connecticut corporation (the “Company”), THE BLACK & DECKER CORPORATION, a Maryland corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of November 1, 2002 (the “Base Indenture”) (as heretofore supplemented and amended by Supplemental Indenture No. 1 dated as of March 20, 2007, the Second Supplemental Indenture dated as of March 12, 2010, the Third Supplemental Indenture dated as of September 3, 2010 and the Fourth Supplemental Indenture dated as of November 22, 2011, the “Indenture”) among the Company, the Guarantor and the Trustee, providing for the issuance from time to time of one or more series of Securities;

WHEREAS, pursuant to Section 9.1(4) of the Indenture, the Company and the Trustee may enter into a supplemental indenture, without the consent of any Holders of Securities or Coupons, to establish the form of terms of Securities of any series as permitted by Section 2.1 and 3.1 of the Indenture;

WHEREAS, pursuant to this Supplemental Indenture, the Company desires to issue a new series of Securities under the Indenture to be designated the “2.90% Senior Notes due 2022” in an initial aggregate principal amount of $800,000,000 (the “Notes”) and to establish the forms and the terms thereof;

WHEREAS, the Notes have been duly authorized pursuant to a Board Resolution and all other necessary corporate action on the part of the Company and the Guarantor; and

WHEREAS, the Company has requested that the Trustee join the Company and the Guarantor in the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

This Supplemental Indenture shall become effective upon the execution and delivery by the Company, the Guarantor and the Trustee.

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. Unless the context otherwise requires for all purposes of this Supplemental Indenture:

(a) each term defined in the Base Indenture as supplemented by the Second Supplemental Indenture has the same meaning when used in this Supplemental Indenture; and

(b) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated; and

(c) “Credit Agreement” means the Four Year Credit Agreement, dated as of March 11, 2011, by and among Stanley Black & Decker, Inc., The Black & Decker Corporation, as subsidiary guarantor, the lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as lead arrangers and book runners, and Bank of America, N.A., as syndication agent; and

(d) “Bonds” means the Company’s Outstanding 5.20% Notes due 2040, 3.40% Notes due 2021 and any senior unsecured notes or debentures that are issued after the date hereof in a capital markets transaction that are guaranteed by a Guarantor.

ARTICLE 2

TERMS OF THE NOTES

Section 2.01. Title and Principal Amount. There is hereby authorized and established a new series of Securities under the Indenture designated as the “2.90% Notes due 2022,” which is not limited in aggregate principal amount. The initial aggregate principal amount of the Notes to be issued under this Supplemental Indenture shall be $800,000,000.

Section 2.02. Form and Denomination. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The Notes shall be initially issued in global form in accordance with Section 2.3 of the Base Indenture. The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Section 2.03. Terms of Notes. The Notes shall be issued as Registered Securities. The terms of the Notes set forth in the form of Note attached as Exhibit A hereto are incorporated by reference into this Supplemental Indenture. Except as otherwise provided in this Supplemental Indenture or the Notes, the

Notes shall be subject to the terms of the Base Indenture as supplemented by the Second Supplemental Indenture. In the event of any inconsistency between the provisions of this Supplemental Indenture and the provisions of the Base Indenture as heretofore supplemented, the provisions of this Supplemental Indenture shall be controlling with respect to the Notes.

Section 2.04. Guarantee. Article 12 of the Base Indenture as supplemented by the Second Supplemental Indenture provides for a Guarantee by the Guarantor of selected series of Securities. Article 12 of the Indenture is expressly made applicable to the Notes, except that for purposes of the Notes, Section 12.7 of the Base Indenture as supplemented by the Second Supplemental Indenture, relating to the release of the Guarantee, shall be amended and replaced in its entirety by the following Section 12.7:

“Section 12.7. Release Of Guarantee. The Guarantee by the Guarantor shall be automatically and unconditionally released and discharged, and no further action by the Guarantor, the Company, any Holder of Securities or the Trustee is required for the release of the Guarantee, upon:

(A) the merger or consolidation of the Guarantor, in the event of a sale or other transfer of equity interests in, or assets of, the Guarantor, or dissolution of the Guarantor in compliance with the terms of this Indenture following which the Guarantor ceases to be a consolidated Subsidiary of the Company; or

(B) the exercise by the Company of its defeasance option or covenant defeasance option in accordance with Section 4.2 hereof or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; or

(C) (1) the release of the guarantee by such Guarantor of Indebtedness under the Credit Agreement, or any replacement, refunding or refinancing facility (which release may be simultaneous with the release of the Guarantee hereunder);

(2) the release of the guarantee by such Guarantor of Indebtedness under all outstanding Bonds (which release may be simultaneous with the release of the Guarantee hereunder); and

(3) no Event of Default has occurred and is continuing.

and, such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.”

Section 2.05. Defeasance and Covenant Defeasance. Section 4.2(2) of the Indenture and Section 4.2(3) of the Indenture shall apply to the Notes.

Section 2.06. Additional Notes. The Company will initially issue $800,000,000 aggregate principal amount of the Notes. The Notes may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Notes and issuance of additional Notes. Any additional Notes shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as the Notes then Outstanding, except for issue date, issue price and, if applicable, first interest payment date and the first date from which interest accrues. No additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.

Section 2.07. Original Issue of Notes. The Notes may, upon effectiveness of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Effect of Guarantee; Guarantor to be Bound by Indenture. The Guarantor hereby irrevocably, fully and unconditionally Guarantees to each Holder of the Notes and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, the obligations of the Company with respect to payment and performance of the Notes and the other obligations of the Company under the Indenture with respect to the Notes on the terms, and subject to the conditions, contained in Article 12 of the Indenture and agrees to be bound by all other terms of the Indenture.

Section 3.02. Ratification of Indenture. The Indenture is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Section 3.03. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

Section 3.05. Conflict With Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 3.06. Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07. Counterparts Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

STANLEY BLACK & DECKER, INC.

By:	/s/ Craig A. Douglas
	Name:	Craig A. Douglas
	Title:	Vice President and Treasurer

THE BLACK & DECKER CORPORATION

By:	/s/ Craig A. Douglas
	Name:	Craig A. Douglas
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature page to Fifth Supplemental Indenture]

EXHIBIT A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE INDENTURE.]*

*	Include in Global Security only.

REGISTERED	PRINCIPAL AMOUNT: $
No.	CUSIP:

STANLEY BLACK & DECKER, INC.

2.90% NOTE DUE 2022

STANLEY BLACK & DECKER, INC., a corporation duly organized and existing under the laws of the State of Connecticut (herein referred to as the “Company”, which terms includes any successor Person under the Indenture), for value received, hereby promises to pay to [CEDE & CO.]*, or its registered assigns, the principal sum [of         ][set forth in Schedule I hereto]* on November 1, 2022 (the “Stated Maturity”), and to pay interest on said principal sum semi-annually in arrears on May 1 and November 1 of each year commencing May 1, 2013 (each an “Interest Payment Date”) at the rate of 2.90% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from November 6, 2012 (the “Issue Date”), to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date or the date of Stated Maturity is not a Business Day, then payment of interest, principal or premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date or the date of Stated Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the April 15 or October 15, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

*	Include in Global Security only.

The principal of and premium, if any, and each installment of interest on this Security, and registrations of transfers and exchanges, will be made at the office or agency of the Company in The City of New York provided that the payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that so long as the Securities of this series are registered in the name of The Depository Trust Company or its nominee all payments of principal, premium, if any, and interest in respect of this Security will be made in immediately available funds. Notices and demands to or upon the Company in respect of this Security or the Indenture (as hereinafter defined) may be made at the office of the Trustee at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, IL 60602.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

STANLEY BLACK & DECKER, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), designated as its 2.90% Notes due 2022, all issued and to be issued under the Indenture, dated as of November 1, 2002 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) to JP Morgan Chase Bank N.A., as supplemented by the Second Supplemental Indenture dated as of March 12, 2010 (the “Second Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of November 6, 2012 (the “Fifth Supplemental Indenture,” and, together with the Second Supplemental Indenture and the Base Indenture, the “Indenture”), among the Company, The Black & Decker Corporation, a Maryland corporation (the “Guarantor”), and the Trustee, creating such issue and to which reference is made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

General Provisions

The provisions for defeasance of the entire Indebtedness of this Security upon compliance with certain conditions set forth in the Indenture shall apply to the Securities.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof by supplemental indenture and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture by the Company (when authorized by or pursuant to a Board Resolution), the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of all series then Outstanding to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor on in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of such series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, the Trustee for 60 days after receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding, and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, any premium, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this issue are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this issue are exchangeable for a like aggregate principal amount of Securities of this issue and of like tenor and of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

This Security is guaranteed by the Guarantor as set forth in the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Optional Redemption

The Company may redeem the Securities of this series, in whole or in part (equal to an integral multiple of $1,000), at its option at any time and from time to time. The redemption price for the Securities to be redeemed will be equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of interest and principal on the Securities to be redeemed (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest to, but not including, the date of redemption. The principal amount of a Security remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be given to each registered Holder of the Securities to be redeemed at least 30 days, and not more than 60 days, prior to the redemption date. Once notice of redemption is mailed, the Securities called for redemption shall become due and payable on the redemption date and at the redemption price, plus accrued and unpaid interest to the redemption date.

For purposes of this paragraph, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the arithmetic average, as determined by the Company, of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average, as determined by the Company, of all such quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company; provided, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC; provided, that if any of the foregoing dealers shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Interest shall cease to accrue on the Securities, or any portion thereof called for redemption, on and after the redemption date for the Securities, unless the Company defaults in the payment of the redemption price. The Company, on or before the redemption date for the Securities, shall deposit with a paying agent, or the Trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such Securities to be redeemed on such date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate.

Except as set forth below under the caption “Change of Control”, the Company shall not be obligated to redeem or purchase any of such Securities at the option of any Holder thereof.

The Securities shall not be convertible into shares of Common Stock and/or exchangeable for other securities.

Change of Control

If a Change of Control Triggering Event occurs, Holders shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of $1,000) of the Holders’ Securities pursuant to the offer described below (the “Change of Control Offer”); provided that the principal amount of its Securities outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. In the Change of Control Offer, the Company will offer payment in cash equal to 101% of the aggregate principal amount of Securities to be repurchased plus accrued and unpaid interest, if any, on the Securities repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to the Holders describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Securities, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Securities by virtue of such conflicts.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

•

deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company and the amount to be paid by the Paying Agent.

The Trustee shall have no duty to monitor or determine whether or not a Change of Control Triggering Event (or any of its components) has occurred. The Trustee may conclusively presume that a Change of Control Triggering Event (or any of its components) has not occurred, unless and until notified to the contrary by the Company or by the Holders of the Securities of this series in the manner provided in the Indenture.

For purposes of the paragraphs under the caption “Change of Control”, the following definitions are applicable:

“Below Investment Grade Rating Event” means the Securities of this series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any two of the three Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors; or (3) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of such board of directors on the date the Securities were first issued; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Fitch” means Fitch, Inc. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB– (or the equivalent) by S&P and BBB– (or the equivalent) by Fitch.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as amended, selected by the Company (as certified by a resolution of the board of directors of the Company) as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Further Issues

The Company will initially issue $800,000,000 aggregate principal amount of the Securities. The Securities may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Securities and issuance of additional Securities. Any additional Securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as the Securities then Outstanding, except for issue date, issue price and, if applicable, first interest payment date and the first date from which interest accrues. No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Securities.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Insert Taxpayer Identification No.)

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

[Attach to Global Security only]

Schedule I to

Stanley Black & Decker, Inc.

2.90% Note Due 2022

No.

SCHEDULE OF PRINCIPAL AMOUNT OF GLOBAL NOTE

The original principal amount of the note is: $800,000,000

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian